UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, SBA Communications Corporation (the “Company”) entered into employment agreements with each of Kurt L. Bagwell, Senior Vice President and Chief Operating Officer, Thomas P. Hunt, Senior Vice President and General Counsel, and Anthony J. Macaione, Senior Vice President and Chief Financial Officer. The agreements with Messrs. Bagwell and Hunt replaced existing employment agreements entered into with them on February 28, 2003 which expire December 31, 2006. The employment agreements provide for each of Messrs. Bagwell, Hunt and Macaione to serve in their present positions and expire on December 31, 2009.

Pursuant to the employment agreements, each of the executive officers is entitled to receive an annual base salary and annual bonus based on achievement of performance criteria established by the Compensation Committee of the Board of Directors. The employment agreements provide for each of the executive officers to be paid a minimum annual base salary currently set at the annual base salary payable of $277,500, $277,500 and $247,500 for Messrs. Bagwell, Hunt and Macaione, respectively. The employment agreements also provide for each of the executive officers to be eligible to earn a minimum target bonus (as defined in the employment agreements) for each year of 100%, 85% and 50% of base salary for Messrs. Bagwell, Hunt and Macaione, respectively.

The employment agreements provide that upon termination of the executive officer’s employment without cause, or upon the executive officer’s resignation for good reason, the executive officer is entitled to receive: (i) an amount equal to two times the sum of: (a) his annual base salary in effect for the year in which termination or resignation occurs and (b) the minimum target bonus, (ii) an amount equal to the pro rata portion of the target bonus (as defined in the employment agreements) for the year in which the termination or resignation occurs, and (c) continuation of medical, dental and life insurance benefits until the second anniversary of the termination date or the date the executive officer becomes eligible for comparable benefits provided by a third party. Upon a change in control, the employment agreements are automatically extended for two years from the date of such change in control. Additionally, the employment agreements provide for a gross-up payment to compensate the executive officers for certain taxes in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended. The employment agreements also provide for noncompetition, nonsolicitation and nondisclosure covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer